Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our report dated March 13, 2007, relating to the consolidated financial statements and financial statement schedule which appears in Chesapeake Utilities and subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such joint proxy statement/prospectus.
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 8, 2009